UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                  Amendment #1


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                               December 29, 2003
                ________________________________________________
                Date of Report (Date of earliest event reported)


                     INTERNATIONAL CARD ESTABLISHMENT, INC.
             ______________________________________________________
             (Exact name of Registrant as specified in its Charter)


          DELAWARE                    000-33129                 95-4581903
________________________________________________________________________________
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)         Identification Number)


            300 Esplanade Drive, Suite 1950, Oxnard, California 93030
            _________________________________________________________
                    (Address of Principal Executive Offices)


         Registrant's telephone number, including area code 800-400-0206

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 29, 2003, International Card Establishment, Inc., a Delaware corporation (the "Company") acquired all of the issued and outstanding stock of GlobalTech Leasing, Inc., a California corporation ("GTL") pursuant to a Plan and Agreement of Reorganization dated as of December 15, 2003, by and among GTL, the shareholders of GTL and the Company (the "Reorganization Agreement"). The terms and conditions of the Reorganization Agreement were based upon a binding Letter of Intent executed between the Company and GTL on January 15, 2003.

         Pursuant to the Reorganization Agreement, GTL became a wholly owned subsidiary of the Company and in exchange for the GTL shares, the Company issued 5,000,000 shares of its common stock to the shareholders of GTL. The 5,000,000 shares represent 28% of the Company's outstanding stock. There were a total of three GTL shareholders which received the 5,000,000 shares; Jonathan Severn, who is also the Chairman, President, Chief Financial Officer and Director of the Company; Charles Salyer, the President and Chief Executive Officer of GTL; and Aric Gastwirth. Charles Salyer will continue to serve as the President and Chief Executive Officer of GTL and was appointed as a director of the Company upon the closing of the Reorganization Agreement.

         Giving effect to the transaction, the Company has three wholly owned subsidiaries, International Card Establishment, Inc., a Nevada corporation ("ICE"), iNetEvents, Inc., a Nevada corporation and GlobalTech Leasing, Inc., a California corporation ("GTL").

         ICE is a rapidly growing provider of diversified products and services to the trillion dollar electronic transaction processing industry. All of the Company's offerings generate recurring revenues in the form of transaction fees, service fees, or finance charges.

         ICE's Merchant Card Services division, establishes "merchant accounts" for businesses that enable those businesses to accept credit cards, debit cards, and other forms of electronic payments from their customers; supplies the necessary card readers and other point-of-sale transaction systems; facilitates processing for the accounts; and, provides e-commerce solutions. Through its WorldWide Gift & Loyalty division, ICE also markets a proprietary "Smart Card"-based system that enables merchants to economically offer store-branded gift and loyalty cards--one of the fastest growing product categories in the industry. GTL is an equipment leasing firm that specializes in financing point-of-sale transaction systems.

         Although the ICE products and services address the needs of individual businesses that accept credit/debit cards and other electronic payments from their customers--referred to in the industry as "merchants"--the operations of both ICE and GTL are geared predominantly toward serving the needs of other service providers in the industry.

         Industry participants include, among others: thousands of independent agents and INDEPENDENT SALES ORGANIZATIONS (ISOs) that develop relationships with local businesses, set up MERCHANT ACCOUNTS through banks to enable those businesses to accept electronic payments--an activity referred to as "merchant acquiring"--facilitate the processing for those accounts (often through third-party PROCESSORS--see below), and supply the point-of-sale systems needed to transmit transaction data; ACQUIRING BANKS that, as members of the Visa and MasterCard Associations, sponsor ISOs that solicit MERCHANT ACCOUNT applications from businesses (either directly or via independent agents that work with the ISOs), grant the approvals needed to set up the MERCHANT ACCOUNTS, maintain the accounts, and receive all electronic transactions for those accounts for processing; ISSUING BANKS that issue credit/debit cards to consumers; and, third-party PROCESSORS that authorize individual purchases by consumers and administer the resulting electronic funds transfers between ISSUING BANKS and ACQUIRING BANKS to complete the transactions.

         ICE presently occupies a 9,500 square-foot leased office facility located at 300 Esplanade Drive, Suite 1950, Oxnard, California 93030. All executive and administrative functions, account management, tech support, customer services, and a majority of sales and marketing activities take place at this location.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)      Financial Statements

         The audited financial statements of GTL for the periods ending December 31, 2001 and December 31, 2002, the pro forma combined for the fiscal year ended December 31, 2002, and the unaudited balance sheet and income statement for the period ended September 30, 2003 and pro forma combined financial statements for the period ending September 30, 2003, are filed herewith.

        (b)      Exhibits

         Exhibit No.                Description

             *10.1                  Plan and Agreement of Reorganization
              99.1                  Consent of McGowan Guntermann
         __________________

         * Previously filed with Form 8-K on December 31, 2003

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    International Card Establishment, Inc.


Date:    February 3, 2004           By: /s/  JONATHAN SEVERN
                                       ______________________
                                             Jonathan Severn

                            GLOBALTECH LEASING, INC.


                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

                            GLOBALTECH LEASING, INC.

                           December 31, 2002 and 2001


                                TABLE OF CONTENTS


Independent Auditor's Report                                                   1

Financial Statements:

   Balance Sheets                                                              2

   Statement of Income                                                         3

   Statement of Stockholders' Equity                                           4

   Statement of Cash Flows                                                     5

   Notes to Financial Statements                                             6-8

                               MCGOWAN GUNTERMANN
                           A PROFESSIONAL CORPORATION

                 CERTIFIED PUBLIC ACCOUNTANTS AND COUNSULTANTS
________________________________________________________________________________

509 E. Montecito Street 2nd Floor, Santa Barbara, CA 93103, (805) 962-9175, Fax:
(805) 962-8925, www.mcgowan.com


INDEPENDENT ACCOUNTANT'S REPORT


To the Shareholders
GlobalTech Leasing, Inc.
Oxnard, California


We have audited the accompanying balance sheets of GlobalTech Leasing, Inc., a California corporation, as of December 31, 2002 and 2001, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GlobalTech Leasing, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ MCGOWAN GUNTERMANN
______________________
    McGowan Guntermann

                            GLOBALTECH LEASING, INC.

                                 BALANCE SHEETS
                           December 31, 2002 and 2001

                                                        2002           2001
                                                      _________      _________

                                     ASSETS

CURRENT ASSETS
     Accounts receivable                              $  18,669      $   9,952
     Prepaid expenses                                         -          3,919
     Intercompany receivable                             79,241         39,232
     Advances to employees                                    -         18,392
     Due from officers                                   18,392          8,008
                                                      _________      _________
            Total Current Assets                        116,302         79,503
                                                      _________      _________


PROPERTY AND EQUIPMENT
     Furniture and office equipment                      14,786         14,786
     Less: Accumulated depreciation                      (6,540)        (4,360)
                                                      _________      _________
            Total Property and Equipment                  8,246         10,426
                                                      _________      _________

OTHER ASSETS
     Deferred income tax                                 27,000              -
                                                      _________      _________

            TOTAL ASSETS                              $ 151,548      $  89,929
                                                      =========      =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Cash overdraft                                   $  94,477      $  13,999
     Accounts payable                                    13,737         58,047
     Accrued expenses                                   112,203         17,595
     Intercompany payable                                14,352         58,061
     Due to officer                                      80,061              -
                                                      _________      _________
            Total Current Liabilities                   314,830        147,703
                                                      _________      _________

STOCKHOLDERS' DEFICIT                                  (163,282)       (57,774)
                                                      _________      _________

            TOTAL LIABILITIES AND SHAREHOLDERS'
            DEFICIT                                   $ 151,548      $  89,929
                                                      =========      =========


    The accompanying notes are an integral part of these financial statements

                            GLOBALTECH LEASING, INC.

                               STATEMENT OF INCOME
                 For the Years Ended December 31, 2002 and 2001


                                               2002            2001
                                            ___________     ___________

SALES                                       $ 7,979,650     $ 1,992,259

COST OF SALES                                 7,304,689       1,613,312
                                            ___________     ___________

GROSS PROFIT                                    674,961         378,947
                                            ___________     ___________

OPERATING EXPENSES
  Advertising                                    17,190          12,972
  Automobile                                     12,635               -
  Bank charges                                   24,445           2,041
  Credit reports                                 25,993           4,245
  Depreciation and amortization                   2,180           2,180
  Insurance                                      33,027          13,362
  Meals and entertainment                         7,306           5,723
  Miscellaneous                                   9,032           5,065
  Office supplies                                10,880          21,332
  Payroll taxes                                  30,052          17,185
  Professional fees                              75,421           3,693
  Relocation                                     34,300          17,429
  Rent                                           28,457          19,495
  Repairs and maintenance                         1,395           1,970
  Salaries and wages                            390,002         201,765
  Shipping                                       19,425          16,654
  Travel                                          9,513           7,354
  Utilities and telephone                        18,268          21,839
  Vendor commissions                             57,148               -
                                            ___________     ___________
         TOTAL OPERATING EXPENSES               806,669         374,304
                                            ___________     ___________

NET INCOME (LOSS) BEFORE TAXES                 (131,708)          4,643

PROVISION FOR INCOME TAX EXPENSE (BENEFIT)      (26,200)            904
                                            ___________     ___________

NET INCOME (LOSS)                           $  (105,508)    $     3,739
                                            ===========     ===========


    The accompanying notes are an integral part of these financial statements




                            GLOBALTECH LEASING, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 For the Years Ended December 31, 2002 and 2001


                                    Common Stock
                        1,000,000 Shares Authorized - No Par
                                  or Stated Value
                        ____________________________________
                         Shares Issued                           Retained
                        and Outstanding     Paid in Capital     Earnings/Deficit       Total
                        _______________     _______________     ________________     __________

JANUARY 1, 2001             200,000             $ 14,786          $  (31,199)        $ (16,413)

  NET INCOME                      -                    -               3,739             3,739

  SHARES ISSUED             196,040                    -                   -                 -

  DISTRIBUTIONS                   -                    -             (45,100)          (45,100)
                            _______             ________          __________         _________

DECEMBER 31, 2001           396,040             $ 14,786          $  (72,560)        $ (57,774)

  NET LOSS                        -                    -            (105,508)         (105,508)
                            _______             ________          __________         _________

DECEMBER 31, 2002           396,040             $ 14,786          $ (178,068)        $(163,282)
                            =======             ========          ==========         =========


    The accompanying notes are an integral part of these financial statements



                            GLOBALTECH LEASING, INC.

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2002 and 2001


                                                             2002              2001
                                                          ___________       ___________

CASH FLOWS FROM
OPERATING ACTIVITIES
    Collections from customers                            $ 7,970,932       $ 1,963,915
    Cash paid to suppliers and employees                   (7,751,943)       (1,900,621)
    Interest paid                                                 (33)                -
    Income taxes paid                                            (904)           (1,616)
                                                          ___________       ___________

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           218,052            61,678
                                                          ___________       ___________

CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease (increase) in officer advance                        8,008            (8,008)
  Advances to intercompanies                                 (306,121)          (78,796)
                                                          ___________       ___________

NET CASH USED IN INVESTING ACTIVITIES                        (298,113)          (86,804)
                                                          ___________       ___________

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase in officer advance                                80,061                 -
    Advances from intercompanies                                    -            56,373
    Distributions                                                   -           (45,100)
                                                          ___________       ___________

NET CASH PROVIDED BY (USED IN) BY FINANCING
ACTIVITIES                                                     80,061            11,273
                                                          ___________       ___________

NET CHANGE IN CASH AND CASH EQUIVALENTS                             -           (13,853)

CASH AND CASH EQUIVALENTS

  Beginning of period                                               -            13,853
                                                          ___________       ___________

  End of period                                           $         -       $         -
                                                          ===========       ===========

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED
BY OPERATING ACTIVITIES:

  Net income (loss)                                       $  (105,508)      $     3,739

  Depreciation and amortization                                 2,180             2,180
  Increase in accounts receivable                              (8,718)          (28,344)
  Decrease (increase) in prepaid expenses                       3,919            (3,919)
  Increase in deferred tax asset                              (27,000)                -
  Increase in accounts payable an cash overdraft               36,168            72,046
  Increase in accrued liabilities                              94,609            15,976
  Expenses paid by intercompanies                             222,402                 -
                                                          ___________       ___________

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       $   218,052       $    61,678
                                                          ===========       ===========

NONCASH TRANSACTIONS
  Expenses paid by intercompanies                         $   222,402       $         -


    The accompanying notes are an integral part of these financial statements


                            GLOBALTECH LEASING, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A. METHOD OF ACCOUNTING

            The Company uses the accrual method of accounting for recording income and expenses.

         B. INCOME TAXES

            The Company had elected to be taxed under the provision of Subchapter S of the Internal Revenue Code through 2001. Under those provisions, the Company generally does not pay federal corporate tax on its taxable income. Instead, taxes on the operating profits and losses are the individual responsibility of the shareholders. At January 1, 2002 the Company elected to be taxed as a C corporation.

            Income tax assets, liabilities, expense and deferred taxes are computed under the liability method described in Financial Accounting Standards Board Standard 109 (FASB 109).

            Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates.

         C. USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         D. PROPERTY AND EQUIPMENT

            Property and equipment are recorded at cost. The straight-line method is used to depreciate the cost of property and equipment. Estimated useful lives of the assets are:

                   Furniture and office equipment       5-7 years
                   Computer equipment                     5 years

            Depreciation expense for the years ended December 31, 2002 and 2001 is $2,180 and $2,180 respectively.

                            GLOBALTECH LEASING, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

         E. CASH AND CASH EQUIVALENTS

            Cash and cash equivalents consist of cash on hand and in checking accounts.

         F. ADVERTISING

            The Company charges advertising costs to expense as they are incurred.

NOTE 2.  BUSINESS

         GlobalTech Leasing, Inc. sells credit card processing terminal leases to predominantly one leasing company.

NOTE 3.  RELATED PARTY TRANSACTIONS

         Certain fees have been paid to (received from) companies under common ownership control Total fees paid to (received from) and amounts due from (to) those companies were as follows:

                                                          2002           2001
                                                        _________      _________

         CARDSERVICE, INC.

         Credit card purchases                          $    (783)     $ 74,891
         Shipping charges                                 (16,288)       (7,146)
         Telephone expenses                                (6,937)       (1,117)
         In-house leases                                 (250,575)      (17,016)
         Bank fees                                              -         1,884
         Insurance                                            (84)            -
         Licenses and permits                                (597)            -
         Payroll                                            1,612             -
         Balances transferred from related companies      168,818
         Advances                                          51,250        27,300
                                                        _________      _________
            Total                                         (53,584)       78,796

            Balance as of January 1:                       39,232       (39,564)
                                                        _________      _________

            Balance at December 31:                     $ (14,352)     $ 39,232
                                                        =========      =========

         PROFESSIONAL & Technical Management

         Advances                                       $ 142,000             -
         Service payments                                 (68,108)            -
                                                        _________      _________

            Total                                       $  73,892      $      -
                                                        =========      =========

                            GLOBALTECH LEASING, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3.  RELATED PARTY TRANSACTIONS (continued)

         WORLDWIDE GIFT & LOYALTY

         Credit card purchases                          $   4,434      $      -

         SNIP WARE

         Credit card purchases                          $     915      $      -

         MARO

         Advances                                       $ 175,319      $(54,872)
         Balance transferred to CardService, Inc.        (117,732)            -
            Balance as of January 1:                      (57,587)       (2,715)
                                                        _________      _________

            Balance at December 31:                     $       -      $(57,587)
                                                        =========      =========

         ROMA

         Advances                                       $  51,561      $ (1,475)
         Balance transferred to CardService, Inc.         (51,086)            -
            Balance as of January 1:                         (475)        1,000
                                                        _________      _________

            Balance at December 31:                     $       -      $   (475)

         The Company maintained a loan to shareholder of $8,008 at December 31, 2001 and a loan from shareholder of $80,061 at December 31, 2002. No interest was charged or paid on either of these balances.

NOTE 4.  SIGNIFICANT CUSTOMERS AND CREDIT RISK

         The majority of income in 2002 and 2001 was derived from one leasing company.

NOTE 5.  INCOME TAXES

                                                          2002           2001
                                                        _________      _________

         Income tax expense consists of the following:
            California - current                        $     800      $    904
            Deferred                                      (27,000)            -
                                                        _________      _________

            Total                                       $ (26,200)     $    904
                                                        =========      =========

         Components of the deferred tax asset are entirely from the 2002 net operating loss carryover, which expires in 2022 for federal purposes and 2012 for state purposes.

                            GLOBALTECH LEASING, INC.


                              FINANCIAL STATEMENTS
                                   (REVIEWED)
                               SEPTEMBER 30, 2003

                            GLOBALTECH LEASING, INC.


                                    CONTENTS


INDEPENDENT ACCOUNTANT'S REPORT ON
THE FINANCIAL STATEMENTS                                                       1
________________________________________________________________________________

FINANCIAL STATEMENTS

   Balance Sheet                                                               2

   Statement of Income                                                         3

   Statement of Stockholders' Equity                                           4

   Statement of Cash Flows                                                     5

   Notes to Financial Statements                                            6-11
________________________________________________________________________________

                         INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors
GlobalTech Leasing, Inc.
Oxnard, California


We have reviewed the accompanying statement of financial position of GlobalTech Leasing, Inc. and subsidiaries (the "Company") as of September 30, 2003, and the related Financial Statements of operations shareholders' equity and cash flows for the three-month and nine-month periods ended September 30, 2003. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such Financial Statements for them to be in conformity with accounting principles generally accepted in the United States of America.










Kyle L. Tingle, CPA, LLC


December 8, 2003
Las Vegas, Nevada

                            GLOBALTECH LEASING, INC.
                                  BALANCE SHEET
                                   (REVIEWED)

                                                    September 30,   December 31,
                                                             2003           2002
                                                    _____________   ____________

                                     ASSETS

CURRENT ASSETS
     Cash                                             $   1,006      $       0
     Accounts receivable, trade                          34,319         18,669
     Employee advances                                    4,750              0
     Related party receivables                          436,554         79,241
     Officer receivables                                 28,392         18,392
     Prepaid assets                                         570              0
                                                      _________      _________
            Total current assets                        505,591        116,302
                                                      _________      _________


FIXED ASSETS, Net                                     $   6,611      $   8,246
                                                      _________      _________

OTHER ASSETS
     Deferred income taxes                            $  34,600      $  27,000
                                                      _________      _________

            Total assets                              $ 546,802      $ 151,548
                                                      =========      =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Outstanding checks in excess of bank balance     $ 108,845      $  94,477
     Intercompany, related parties                            0         14,352
     Officer payables                                   400,036         80,061
     Accounts payable                                    24,649         13,737
     Accrued expenses                                   205,698        112,203
                                                      _________      _________

            Total current liabilities                 $ 739,228      $ 314,830
                                                      _________      _________

STOCKHOLDERS' EQUITY
     Common stock: no par value;
        authorized 1,000,000 shares; issued
        and outstanding;
        396,040 shares at December 31, 2002                          $  14,786
        396,040 shares at September 30, 2003          $  14,786
     Accumulated deficit                               (207,212)      (178,068)
                                                      _________      _________
            Total stockholders' equity                $(192,426)     $(163,282)
                                                      _________      _________

                   Total liabilities and
                   Stockholders' equity               $ 546,802      $ 151,548
                                                      =========      =========


               See Accompanying Notes to Financial Statements.

                            GLOBALTECH LEASING, INC.
                               STATEMENT OF INCOME
                                   (REVIEWED)



                                             For the nine months ended
                                                   September 30,
                                               2003            2002
                                            ___________     ___________

Revenues                                    $ 6,512,687     $ 6,047,802
Less:  sales returns and allowances             (34,838)       (220,150)
                                            ___________     ___________
  Net revenue                               $ 6,477,849     $ 5,827,652


Cost of revenues                            $ 6,033,933     $ 5,432,835
                                            ___________     ___________

  Gross margin                              $   443,916     $   394,817
                                            ___________     ___________

Operating, general, and administrative
  expenses
  Wages and salaries                        $   248,527     $   291,022
  Professional fees                              88,297          49,452
  Rent and lease expense                         20,933          21,449
  Payroll taxes                                  20,374          24,288
  Service charges                                20,355          17,972
  Depreciation                                    1,635           1,635
  Other expenses                                 80,476         118,485
                                            ___________     ___________
         Total operating, general,
         and administrative expenses        $   480,597     $   524,303
                                            ___________     ___________

         Net operating loss                 $   (36,681)    $  (129,486)
                                            ___________     ___________

Non-operating income (expense)
  Interest (expense)                                (63)            (33)
                                            ___________     ___________

Net loss before income taxes                $   (36,744)    $  (129,519)

Provision for income taxes                       (7,600)        (27,000)
                                            ___________     ___________

Net loss                                    $   (29,144)    $  (102,519)
                                            ===========     ===========

Net loss per share, basic
and diluted                                 $     (0.07)    $     (0.26)
                                            ===========     ===========

Average number of shares
of common stock outstanding                     396,040         396,040
                                            ===========     ===========


                See Accompanying Notes to Financial Statements.

                            GLOBALTECH LEASING, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (REVIEWED)



                                     Common Stock
                                  __________________   Accumulated
                                  Shares     Amount      Deficit        Total
                                  _______    _______   ___________    _________

Balance, December 31, 2001        396,040    $14,786    $ (72,560)    $ (57,744)

Net loss, December 31, 2002                              (105,508)     (105,508)
                                  _______    _______    _________     _________

Balance, December 31, 2002        396,040    $14,786    $(178,068)    $(163,282)

Net loss, September 30, 2003                              (29,144)      (29,144)
                                  _______    _______    _________     _________

Balance, September 30, 2003       396,040    $14,786    $(207,212)    $(192,426)
                                  =======    =======    =========     =========


                 See Accompanying Notes to Financial Statements.

                            GLOBALTECH LEASING, INC.
                             STATEMENT OF CASH FLOWS
                                   (REVIEWED)


                                                      For the nine months ended
                                                            September 30,
                                                       ________________________
                                                          2003           2002
                                                       _________      _________
Cash Flows From
Operating Activities
    Net loss                                           $ (29,144)     $(102,519)
    Adjustments to reconcile net loss to cash
         used in operating activities:
         Amortization and depreciation                     1,635          1,635
    Changes in assets and liabilities
      Increase in accounts receivable                    (15,650)       (20,718)
      Increase in employee receivables                    (4,750)        (3,750)
      (Increase) decrease in prepaid expenses               (570)         3,639
      Increase in deferred tax asset                      (7,600)       (27,000)
      Increase in bank overdraft                          14,368        112,923
      Increase (decrease) in accounts payable             10,912        (45,031)
      Increase in accrued expenses                        93,495         54,870
                                                       _________      _________

         Net cash (used in) operating activities       $  62,696      $ (25,951)
                                                       _________      _________

Cash Flows From Investing Activities
                                                               0              0
                                                       _________      _________

         Net cash used in investing activities         $       0      $       0
                                                       _________      _________

Cash Flows From Financing Activities
    Advances to related parties                        $(338,921)     $  36,739
    Advances from officers                               277,231         (9,601)
                                                       _________      _________

         Net cash provided by financing activities     $ (61,690)     $  27,138
                                                       _________      _________

         Net increase in cash                          $   1,006      $   1,187

Cash, beginning of period                              $       0      $       0
                                                       _________      _________

Cash, end of period                                    $   1,006      $   1,187
                                                       =========      =========


                 See Accompanying Notes to Financial Statements.

                            GLOBALTECH LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

GlobalTech Leasing, Inc. ("Company") was organized March 29, 2000 under the laws of the State of California. .

The Company contracts with independent sales organizations to supply electronic funds processing terminals to merchants for the processing of credit card, debit card and similar electronic funds transactions. The accompanying leases, and underlying claims for the equipment, are sold to a third party financing company.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of September 30, 2003 and December 31, 2002.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of accounts receivable and loans payable. The fair value of the Company's financial instruments approximates the carrying value of the instruments.

         PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method of depreciation over estimated useful lives ranging from 5 to 7 years.

         INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "ACCOUNTING FOR INCOME TAXES." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

                            GLOBALTECH LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REPORTING ON COSTS FOR START-UP ACTIVITIES

Statement of Position 98-5 ("SOP 98-5), "REPORTING ON THE COSTS OF START-UP ACTIVITIES" which provides guidance on the financial reporting of start-up and organization costs, requires most costs of start-up activities and organization costs to be expensed as incurred. With the adoption of SOP 98-5, there has been little to no effect on the Company's financial statements.

REVENUES

The Company contracts with independent sales organizations to supply electronic funds processing terminals to merchants for the processing of credit card, debit card and similar electronic funds transactions. The accompanying leases, and underlying claims for the equipment, are sold to a third party financing company. The Company acts as a middleman in the sales of the equipment. It records revenues from the sale of the leases to the financing company as incurred. Currently, the Company does not lease equipment directly to merchants.

Cost of sales is recorded as the cost of equipment sold to the leasing companies and associated costs of selling the equipment.

         ADVERTISING

Advertising costs are charged to operations as incurred. Advertising costs for the nine months ended September 30, 2003 and 2002 were $9,542 and $17,190, respectively.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). Under that interpretation, certain entities known as "Variable Interest Entities" ("VIE") must be by the "primary beneficiary" of the entity. The primary beneficiary is generally defined as having the majority of the risks and rewards arising from the VIE. For VIE's in which a significant (but not majority) variable interest is held, certain disclosures are required. FIN 46 requires disclosure of Variable Interest Entities in financial statements issued after January 31, 2003, if it is reasonably possible that as of the transition date: (1) the Company will be the primary beneficiary of an existing VIE that will require consolidation or, (2) the Company will hold a significant variable interest in, or have significant involvement with, an existing VIE. Any VIEs created after January 31, 2003, are immediately subject to the consolidation guidance in FIN 46. The measurement principles of this interpretation will be effective for the Company's 2003 financial statements. The Company does not have any entities that require disclosure or new consolidation as a result of adopting the provisions of FIN 46.

                            GLOBALTECH LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149 (SFAS 149), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends SFAS 133 to provide clarification on the financial accounting and reporting for derivative instruments and hedging activities and requires similar accounting treatment for contracts with comparable characteristics. We do not believe the adoption of SFAS 149, effective primarily for contracts entered into or modified after September 30, 2003 and for hedging relationships designated after September 30, 2003, will have a material effect on our financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 (SFAS 150), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 addresses financial accounting and reporting for certain financial instruments with characteristics of both liabilities and equity. This statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. As required by SFAS 150, we will adopt this new accounting standard effective July 1, 2003. We do not believe the adoption of SFAS 150 will have a material impact on our financial statements.

NOTE 2.  STOCKHOLDERS' EQUITY

         COMMON STOCK

The authorized common stock of the Company consists of 1,000,000 shares of common shares with no par or stated value. The company had stock issued and outstanding on September 30, 2003 and December 31, 2002 of 396,040, respectively.

The Company has not authorized or issued any preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "EARNINGS PER SHARE." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding. Weighted average number of shares outstanding for the nine months ended September 30, 2003 and 2002 was 396,040. As of September 30, 2003 the Company had no dilutive potential common shares.

                            GLOBALTECH LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 3.  INCOME TAXES

SFAS 109, "Accounting for Income Taxes" ("SFAS 109") requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company's current and past performance, the market environment in which the company operates, the utilization of past tax credits, and length of carryback and carryforward periods.

As a result of the review of these factors, we concluded that it was not necessary to establish a valuation allowance for deferred tax assets. Deferred tax assets are expected to be utilized through the continuing operations of the Company and will offset tax expenses in future years.

The Company defers income taxes for the periods ended September 30, 2003 and December 31, 2002 as follows:

                                       September 30,       December 31,
                                           2003                2002
                                       _____________       ____________

       Net operating loss                $(36,744)          $(131,708)
       California tax - current                 0                 800
       Deferred Federal income tax         (7,600)            (27,000)
                                         ________           _________

       Net income tax expense            $ (7,600)          $ (26,200)
                                         ========           =========

       Deferred tax asset                $(34,600)          $ (27,000)
                                         ========           =========



Components of the deferred tax assets are from the net operating loss carry forward, will expires in 2022 and 2023 for federal purposes, and 2012 and 2013 for state purposes. The operating loss carry forward may be limited upon the consummation of a business combination under IRC Section 381.


NOTE 4.  SIGNIFICANT CUSTOMERS AND CREDIT RISK

The Company used two primary leasing companies during the nine months ended September 30, 2003 and 2002 that comprised a majority of the Company revenues, changing primary providers in 2003.

                                               September 30,
                                              2003       2002
                                              _______________
       Company A                                35%        99%
       Company B                                64%         0%
                                              _____      _____

       Total revenue from major customers       99%        99%
                                              =====      =====

                            GLOBALTECH LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 5.  RELATED PARTY TRANSACTIONS

         Certain fees have been paid to (received from) companies under common ownership control. Total fees paid to (received from) and amounts due from (to) those companies were as follows:

                                        September 30,            December 31,
                                     2003           2002            2002
                                   ________       _________       _________
Card Service, Inc.
   Expenses paid, net              $ (2,936)      $(273,266)      $(273,652)
   Related party transfers, net           0         173,760         168,818
   Advances, net                    373,700          (8,000)         51,250
                                   ________       _________       _________
Net change                          370,764       $(107,506)      $ (53,584)
Balance, January 1:                 (14,352)         39,232          39,232
                                   ________       _________       _________

Balance:                           $356,412       $ (68,274)      $ (14,352)
                                   ========       =========       =========

Professional & Technical Management
   Service payments:               $      0       $ (48,700)      $ (68,108)
   Advances, net                      6,250          64,300         142,000
                                   ________       _________       _________
Net change                            6,250       $  15,600       $  73,892
Balance, January 1:                  73,892               0               0
                                   ________       _________       _________

Balance:                           $ 80,142       $  15,600       $  73,892
                                   ========       =========       =========


Worldwide Gift & Loyalty
   Expenses paid, net              $      0       $       0       $   4,434
   Payments made                     (4,434)              0               0
                                   ________       _________       _________
Net change                           (4,434)      $       0       $   4,434
Balance, January 1:                   4,434               0               0
                                   ________       _________       _________

Balance:                           $      0       $       0       $   4,434
                                   ========       =========       =========

SNIP Ware
   Expenses paid, net              $      0       $       0       $     915
   Payments made                       (915)              0               0
                                   ________       _________       _________
Net change                             (915)      $       0       $     915
Balance, January 1:                     915               0               0
                                   ________       _________       _________

Balance:                           $      0       $       0       $     915
                                   ========       =========       =========

                            GLOBALTECH LEASING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003


NOTE 5.  RELATED PARTY TRANSACTIONS (CONTINUED)

The Company had made loans to and received loans from officers of the Company through the startup phases of operations. Amounts due from officers as of September 30, 2003 and December 31, 2002 were $0 and $18,392, respectively.
Amounts due to officers as of September 30, 2003 and December 31, 2002 were $400,036 and $80,061, respectively. No interest was charged or paid on these balances.

NOTE 6.  SUBSEQUENT EVENTS AND BUSINESS COMBINATIONS

On  January  15,  2003,  the  Company  entered  into a binding  letter of intent
("Letter") with International Card Establishment, Inc. ("ICE"), a Nevada corporation. ICE is an independent sales organization that provides diversified products and services to the electronic transaction processing industry, offering merchant accounts for the acceptance and process of credit and debit cards, as well as a proprietary "smart card" based gift and gift and loyalty program. The Company is the primary reseller of lease contracts on equipment supplied by ICE to its customers. ICE will acquire all outstanding stock of the Company for five million (5,000,000) shares of stock of ICE. It is the intention of ICE and GTL that the transaction constitutes a tax-free "reorganization" as defined in the Internal Revenue Code of 1986, as amended. The transaction is expected to close in the last quarter of 2003.

                     INTERNATIONAL CARD ESTABLISHMENT, INC.
                          AND GLOBALTECH LEASING, INC.

                               UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2003

On  January  15,  2003,  the  Company  entered  into a binding  letter of intent
("Letter") with GlobalTech Leasing ("GTL"), a California corporation. GTL provides lease funding for equipment supplied by the Company to its customers, as well as numerous other unrelated merchant service providers. The Company will acquire all outstanding stock of GTL for five million (5,000,000) shares of stock of ICE. It is the intention of the Company and GTL that the transaction constitutes a tax-free "reorganization" as defined in the Internal Revenue Code of 1986, as amended. The transaction is expected to close during the fourth quarter of 2003.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS, DECEMBER 31, 2002

The accompanying unaudited pro forma condensed combined statement of financial position combines the historical consolidated statement of financial position of International Card Establishment and the historical statement of financial position of GlobalTech Leasing, Inc, giving effect to the acquisition as if it had been consummated on October 1, 2002. The accompanying unaudited pro forma condensed combined statement of income combines the historical consolidated statement of income of International Card Establishment and the historical statement of income of GlobalTech Leasing, Inc., giving effect to the acquisition as if it had occurred on October 1, 2002.

The pro forma condensed combined financial statements may not be indicative of the actual results of operations that would have occurred had the acquisition been consummated on the dates indicated and there can be no assurance that the foregoing results will be obtained. In particular, the pro forma condensed combined financial statements are based on management's current estimates of the exchange agreement. The actual results may differ.

The Accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and GlobalTech Leasing, Inc.



       International Card Establishment, Inc. and GlobalTech Leasing, Inc.
            Unaudited Pro Forma Condensed Combined Income Statements
                      For the Year Ended December 31, 2002

                                                  Historical
                                         ___________________________
                                          Int'l Card      GlobalTech      Pro Forma
                                         Establishment     Leasing      Adjustments     Pro Forma
                                         _____________    __________    ___________    ___________

Revenues                                  $   339,647     $7,979,650     $ (27,584)    $ 8,291,713
Less:  sales returns and allowances           (41,650)             -             -         (41,650)
                                          ___________     __________     _________     ___________
Net revenue                               $   297,997     $7,979,650     $ (27,584)    $ 8,250,063

Cost of revenues
         Commissions                      $    34,402     $        -     $       -     $    34,402
         Cost of sales                         35,956      7,304,689       (27,584)      7,313,061
         Other                                    545              -             -             545
                                          ___________     __________     _________     ___________
                                          $    70,903     $7,304,689     $ (27,584)    $ 7,348,008
                                          ___________     __________     _________     ___________

Gross margin                              $   227,094     $  674,961     $       -     $   902,055

Operating, general and
         administrative expenses          $   244,475     $  804,489     $       -     $ 1,048,964
Depreciation                                        -          2,180             -           2,180
                                          ___________     __________     _________     ___________

         Net operating loss               $   (17,381)    $ (131,708)    $       -     $  (149,089)

Non-operating expenses
         Interest expense                         (35)             0             -             (35)
                                          ___________     __________     _________     ___________

Net loss, before taxes                    $   (17,416)    $ (131,708)    $       -     $  (149,124)

Provision for income taxes                          -        (26,200)    $       -         (26,200)

Net loss, before taxes                    $   (17,416)    $ (105,508)    $       -     $  (122,924)
                                          ===========     ==========     =========     ===========

Net loss per share, basic and diluted     $     (0.02)    $    (0.02)    $       -     $     (0.01)
                                          ===========     ==========     =========     ===========

Weighted average number of shares          14,000,000        396,040             -      24,000,000
                                          ===========     ==========     =========     ===========




       International Card Establishment, Inc. and GlobalTech Leasing, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheets
                               December 31, 2002

                                                  Historical
                                         ___________________________
                                          Int'l Card      GlobalTech      Pro Forma
                                         Establishment     Leasing      Adjustments     Pro Forma
                                         _____________    __________    ___________    ___________

               Assets

Current Assets
         Cash                             $         -     $        -     $       -     $         -
         Accounts receivable, net             103,663         18,669             -         122,332
         Related party receivables                  -         79,241             -          79,241
         Officer receivables                        -         18,392             -          18,392
         Prepaid assets and deposits            8,543              -             -           8,543
                                          ___________     __________     _________     ___________

         Total current assets             $   112,206     $  116,302     $       -     $   228,508

Property and equipment, net               $         -     $    8,246     $       -     $     8,246
Deferred tax assets                       $         -     $   27,000     $       -     $    27,000
                                          ___________     __________     _________     ___________

         Total assets                     $   112,206     $  151,548     $       -     $   263,754
                                          ===========     ==========     =========     ===========

           Liabilities and Stockholders' Equity

Current Liabilities
         Bank overdraft                   $    20,583     $   94,477     $       -     $   115,060
         Accounts payable and
            accrued expenses                   89,039        125,940             -         214,978
         Related party payables                     -         14,352             -          14,352
         Officer payables                           -         80,061             -          80,061
                                          ___________     __________     _________     ___________

         Total current liabilities        $   109,622     $  314,830     $       -     $   424,452
                                          ___________     __________     _________     ___________
Stockholders' Equity

         Common stock                     $       700     $   14,786 (1) $ (14,786)    $       700
         Additional paid-in capital            19,300              - (1)                    19,300
         Accumulated deficit                  (17,416)      (178,068)(1)    14,786        (180,698)
                                          ___________     __________     _________     ___________

                                          $     2,584     $ (163,282)    $       -     $  (160,698)
                                          ___________     __________     _________     ___________
         Total liabilities and
         stockholders' equity             $   112,206     $  151,548     $       -     $   263,754
                                          ===========     ==========     =========     ===========


Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.       Basis for Pro Forma Presentation

The unaudited pro forma combined condensed financial statements of International Card Establishment, Inc. have been prepared on the basis of assumptions relating to the letter of intent between GlobalTech Leasing, Inc. and International Card Establishment, Inc. and managements best estimates.

The acquisition provides that 100% of the outstanding shares of GlobalTech Leasing, Inc. will be exchanged for 10,000,000 shares of common stock of International Card Establishment, Inc. The transaction will be accounted for as a purchase of GlobalTech and, accordingly, the Company will record activity of GlobalTech from the date of acquisition forward.

International Card Establishment and GlobalTech are reviewing their accounting policies and financial statement classifications and, as a result of this review, it may be necessary to restate or reclassify transactions to conform to those accounting policies and classifications that are determined to be most appropriate.

2.       Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal period presented. The adjustments are as follows:

(1) to eliminate equity of GlobalTech Leasing, Inc.
(2) to eliminate revenues and cost of sales between the two companies

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS, SEPTEMBER 30, 2003

The accompanying unaudited pro forma condensed combined statement of financial position combines the historical consolidated statement of financial position of International Card Establishment and the historical statement of financial position of GlobalTech Leasing, Inc, giving effect to the acquisition as if it had been consummated on December 31, 2002. The accompanying unaudited pro forma condensed combined statement of income combines the historical consolidated statement of income of International Card Establishment and the historical statement of income of GlobalTech Leasing, Inc., giving effect to the acquisition as if it had occurred on January 1, 2003.

The pro forma condensed combined financial statements may not be indicative of the actual results of operations that would have occurred had the acquisition been consummated on the dates indicated and there can be no assurance that the foregoing results will be obtained. In particular, the pro forma condensed combined financial statements are based on management's current estimates of the exchange agreement. The actual results may differ.

The Accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and GlobalTech Leasing, Inc.



       International Card Establishment, Inc. and GlobalTech Leasing, Inc.
            Unaudited Pro Forma Condensed Combined Income Statements
                  For the Nine Months Ended September 30, 2003

                                                  Historical
                                         ___________________________
                                          Int'l Card      GlobalTech      Pro Forma
                                         Establishment     Leasing      Adjustments     Pro Forma
                                         _____________    __________    ___________    ___________

Revenues                                  $   817,014     $6,512,687     $ (73,771)    $ 7,255,930
Less:  sales returns and allowances           (55,742)       (34,838)            -         (90,580)
                                          ___________     __________     _________     ___________
Net revenue                               $   761,272     $6,477,849     $ (73,771)    $ 7,165,350

Cost of revenues                          $   249,656     $6,033,933     $ (73,771)    $ 6,209,818
                                          ___________     __________     _________     ___________

Gross margin                              $   511,616     $  443,916     $       -     $   955,532

Operating, general and
         administrative expenses          $   822,593     $  478,962     $       0     $ 1,301,555
Depreciation                                    2,117          1,635             -           3,752
                                          ___________     __________     _________     ___________

         Net operating loss               $  (313,094)    $  (36,681)    $       -     $  (349,775)

Non-operating (expenses)
         Interest expense                        (659)           (63)            -            (722)
                                          ___________     __________     _________     ___________

Net loss before taxes                     $  (313,753)    $  (36,744)    $       -     $  (350,497)

Provision for income taxes                          -         (7,600)            -          (7,600)
                                          ___________     __________     _________     ___________

Net loss                                  $  (313,753)    $  (29,144)    $       -     $  (342,897)
                                          ===========     ==========     =========     ===========

Net loss per share, basic and diluted     $     (0.02)    $    (0.07)    $       -     $     (0.01)
                                          ===========     ==========     =========     ===========

Weighted average number of shares          14,554,618        396,040             -      24,554,618




       International Card Establishment, Inc. and GlobalTech Leasing, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheets
                               September 30, 2003

                                                  Historical
                                         ___________________________
                                          Int'l Card      GlobalTech      Pro Forma
                                         Establishment     Leasing      Adjustments     Pro Forma
                                         _____________    __________    ___________    ___________

Current Assets
         Cash                             $     1,246     $    1,006     $       -     $     2,252
         Accounts receivable, net              52,541         34,319             -          86,860
         Employee receivables                  12,363         33,142             -          45,505
         Related party receivables                  -        436,554             -         436,554
         Inventory                              4,650              -             -           4,650
         Prepaid assets and deposits            2,366            570             -           2,936
                                          ___________     __________     _________     ___________

         Total current assets             $    73,166     $  505,591     $       -     $   578,757

Property and equipment, net               $    14,944     $    6,611     $       -     $    21,555
Capitalized software development
   costs, net                                  22,126              -             -          22,126
Goodwill                                    1,476,254              -             -       1,476,254
Deferred tax assets                       $         -     $   34,600     $       -     $    34,600
                                          ___________     __________     _________     ___________

         Total assets                     $ 1,586,490     $  546,802     $       -     $ 2,133,292
                                          ===========     ==========     =========     ===========

         Liabilities and Stockholders' Equity

Current Liabilities
         Bank overdraft                   $    36,888     $  108,845     $       -     $   145,733
         Accounts payable and
            accrued expenses                  252,121        230,347             -         482,468
         Officer payable                            -        400,036             -         400,036
         Notes payable                         70,000              -             -          70,000
         Notes payable, stockholders           78,650              -             -          78,650
                                          ___________     __________     _________     ___________

         Total current liabilities        $   437,659     $  739,228     $       -     $ 1,176,887
                                          ___________     __________     _________     ___________

Stockholders' Equity

         Common stock                     $    12,630     $   14,786 (1) $ (14,786)    $    12,630
         Additional paid-in capital         1,467,370              - (1)         -       1,467,370
         Accumulated deficit                 (331,169)      (207,212)(1)    14,786        (523,595)
                                          ___________     __________     _________     ___________

                                          $ 1,148,831     $ (192,426)    $       -     $   956,405
                                          ___________     __________     _________     ___________

         Total liabilities and
         stockholders' equity             $ 1,586,490     $  546,802     $       -     $ 2,133,292
                                          ===========     ==========     =========     ===========


Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.       Basis for Pro Forma Presentation

The unaudited pro forma combined condensed financial statements of International Card Establishment, Inc. have been prepared on the basis of assumptions relating to the letter of intent between GlobalTech Leasing, Inc. and International Card Establishment, Inc. and managements best estimates.

The acquisition provides that 100% of the outstanding shares of GlobalTech Leasing, Inc. will be exchanged for 10,000,000 shares of common stock of International Card Establishment, Inc. The transaction will be accounted for as a purchase of GlobalTech and, accordingly, the Company will record activity of GlobalTech from the date of acquisition forward.

International Card Establishment and GlobalTech are reviewing their accounting policies and financial statement classifications and, as a result of this review, it may be necessary to restate or reclassify transactions to conform to those accounting policies and classifications that are determined to be most appropriate.

2.       Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal period presented. The adjustments are as follows:

(1) to eliminate equity of GlobalTech Leasing, Inc.
(2) to eliminate revenues and cost of sales between the two companies